UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2007

RENEWAL FUELS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27592	22-1436279
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1818 North Farwell Avenue, Milwaukee, Wisconsin 53202
(Address of principal executive offices) (Zip Code)

Copies to:
Thomas A. Rose, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

TECH LABORATORIES, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective, August 1, 2007, the Registrant changed its name from Tech Laboratories, Inc., to Renewal Fuels, Inc. In connection with the foregoing name change, effective August 1, 2007, the Registrant’s quotation symbol on the OTC Bulletin Board was changed from “TLBT” to “RNWF.”

In addition, the Registrant filed a Certificate of Amendment to its Certificate of Incorporation (“Amendment”) with the Secretary of State of Delaware, effective August 1, 2007, to effect a reverse split of the issued and outstanding common shares of the Company whereby every fifteen shares of common stock held were exchanged for one share of common stock. As a result, the issued and outstanding shares of common stock were reduced from 362,332,285 prior to the reverse split to approximately 24,155,371 following the reverse stock split. The authorized capital of the Company will remain at 3,000,000,000 shares of common stock. Any shareholder who beneficially owns a fractional share of the Company’s common stock after the reverse stock split, will receive a cash payment in lieu of such fractional share.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Merger changing Registrant’s name to Renewal Fuels, Inc.
3.2	Certificate of Amendment to the Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENEWAL FUELS, INC.

Dated: August 3, 2007	By: /s/ John King Name: John King
Title: Chief Executive Officer